===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                              --------------------

                            SCHEDULE 14A INFORMATION
                                 Proxy Statement
       (Pursuant to Section 14(a) of the Securities Exchange Act of 1934)

                              --------------------

Filed by the Registrant [X]
Filed by the party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a -12

                              L. LURIA & SON, INC.
                (Name of Registrant as Specified in its Charter)

                              L. LURIA & SON, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X]  No Fee Required.
[ ] Fee computed on the table below per Exchange Act Rules 14-a-6(i)(4) and 0-11.

         (1)  Title of each class of securities to which transaction applies:

         (2)  Aggregate number of securities to which transactions applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.

         (4)  Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount previously paid:

         (2)  Form, schedule or registration statement no.:

         (3)  Filing party:

         (4)  Date filed:

===============================================================================

                              L. LURIA & SON, INC.
                             5770 Miami Lakes Drive
                           Miami Lakes, Florida 33014

                                -----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 5, 1997

                               ------------------



To Our Shareholders:

         The Annual Meeting of Shareholders of L. Luria & Son, Inc. (the "Company") will be held at the Australian Open Room, Don Shula's Hotel, Main Street, Miami Lakes, Florida, 33014, on June 5, 1997 at 9:00 A.M., local time, for the following purposes:

         1) To elect two Directors of the Company to serve until the Annual Meeting of Shareholders to be held in 2000, and one Director of the Company to serve until the Annual Meeting of Shareholders to be held in 1999, and in each case until their respective successors are duly elected and qualified;

         2) To consider and vote upon a proposal to amend and restate the Company's 1996 Stock Option Plan;

         3) To consider and vote upon a proposal to adopt the Company's 1997 Stock Plan;

         4) To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the current fiscal year; and

         5) To transact such other business as may properly come before the meeting or any adjournment thereof.

All shareholders are cordially invited to attend, although only shareholders of record at the close of business on April 15, 1997 will be entitled to vote at the meeting or any adjournment thereof.


                                                     ILIA LEKACH
                                                     Chairman of the Board

Miami Lakes, Florida
May 9, 1997

         A FORM OF PROXY IS ENCLOSED. THE ANNUAL REPORT OF L. LURIA & SON, INC. FOR THE FISCAL YEAR ENDED FEBRUARY 1, 1997 ("FISCAL 1997") IS AVAILABLE UPON REQUEST TO THE COMPANY. TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE PAID ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN THE EVENT YOU ATTEND THE MEETING.

                              L. LURIA & SON, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 5, 1997

                                 PROXY STATEMENT


         This proxy statement is furnished in connection with the solicitation of proxies by the Board of L. Luria & Son, Inc. (the "Company"), to be voted at the 1997 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at 9:00 A.M., local time, June 5, 1997 at the Australian Open Room, Don Shula's Hotel, Main Street, Miami Lakes, Florida 33014, for the purposes set forth in the preceding notice.

         You may revoke your proxy at any time prior to its use by delivering a written notice to the Secretary of the Company, by executing a later-dated proxy or by attending the Annual Meeting and voting in person. Proxies in the form enclosed, unless previously revoked, will be voted at the Annual Meeting in accordance with the specifications made thereon or, in the absence of such specifications, (i) FOR the nominees for Directors designated by the Directors;
(ii) FOR the proposal to amend and restate the Company's 1996 Stock Option Plan;
(iii) FOR the proposal to adopt the Company's 1997 Stock Plan; (iv) FOR the proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the current fiscal year; and (v) FOR all other business as may properly come before the Annual Meeting or any adjournment thereof. The Board of the Company has fixed the close of business on April 15, 1997, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof.

         The complete mailing address of the Company's principal executive offices is 5770 Miami Lakes Drive, Miami Lakes, Florida 33014. The approximate date on which this proxy statement and the form of proxy were first sent or given to the shareholders of the Company was May 6, 1997.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         Only the holders of shares of common stock, $.01 par value per share (the "Common Stock"), and Class B stock, $.01 par value per share ("Class B Stock"), at the close of business on April 15, 1997 are entitled to vote at the Annual Meeting. At the close of business on April 15, 1997, there were 5,451,588 shares of Common Stock outstanding and 670 shares of Class B Stock outstanding. Except for the ratification of the election of Directors, where holders of record of Common Stock and Class B Stock vote together and are entitled to one vote for each share held, holders of record of Common Stock will be entitled to one vote for each share held and holders of record of Class B Stock will be entitled to ten votes for each share held on all other matters presented at the Annual Meeting. The presence in person or by proxy of a majority of the combined voting power of the outstanding shares entitled to vote at the Annual Meeting shall constitute a quorum at the Annual Meeting. The Directors receiving the greatest number of votes of Common Stock and Class B Stock voting together as one class shall be ratified as Directors. The affirmative vote of a majority of the votes of Common Stock and Class B Stock voting together as a class and present in person or by proxy at the Annual Meeting and entitled to vote will be required for the proposals to amend and restate the Company's 1996 Stock Option Plan and approve the Company's 1997 Stock Plan as set forth hereinabove. Abstentions are considered as shares present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote, but are not counted as votes "for" or "against" any matter. The inspector of elections will treat shares referred to as "broker or nominee non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter and therefore would not be considered by the inspectors when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters.) If less than a majority of the outstanding shares of Common Stock and Class B Stock taken together are represented at the Annual Meeting, a majority of the shares so represented may adjourn at the Annual Meeting from time to time without further notice.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of April 1, 1997, the number of shares of Common Stock of the Company which were owned beneficially by (i) each person who is known by the Company to own beneficially more than 5% of its Common Stock, (ii) each Director, (iii) each of the Named Executive Officers listed in the Summary Compensation Table (see "Executive Compensation"), and
(iv) the officers and Directors of the Company as a group:

      NAME AND ADDRESS OF                              COMMON STOCK
      BENEFICIAL OWNER(1)                           BENEFICIALLY OWNED(2)
---------------------------------        --------------------------------------
                                              SHARES                  PERCENT
                                              ------                  -------

Ocean Reef Management, Inc.(3)                1,320,105                24.2%
19495 Biscayne Boulevard
One Turnberry Place
Suite 800
Aventura, Florida 33180

Ilia Lekach(4)                                1,421,905                26.1%
5770 Miami Lakes Drive
Miami Lakes, Drive

Rachmil Lekach(5)                             1,751,105                29.9%
5770 Miami Lakes Drive
Miami Lakes, Florida 33014

Albert Friedman                                      -0-                 *
5770 Miami Lakes Drive
Miami Lakes, Florida 33014

Joel Eidelstein(6)                            1,320,105                24.2%
19495 Biscayne Boulevard
One Turnberry Place
Suite 800
Aventura, Florida 33180

Peter P. Luria (7)                               50,815                  *
5770 Miami Lakes Drive
Miami Lakes, Florida 33014

Harry J. Diven, Jr.(8)                            9,030                  *
315 West 70th Street
New York, New York 10023

      NAME AND ADDRESS OF                              COMMON STOCK
      BENEFICIAL OWNER(1)                           BENEFICIALLY OWNED(2)
---------------------------------        --------------------------------------
                                              SHARES                  PERCENT
                                              ------                  -------

Erwin Zafir                                          -0-                 *
5770 Miami Lakes Drive
Miami Lakes, Florida 33014

Fred Fuhrmann                                        -0-                 *
5770 Miami Lakes Drive
Miami Lakes, Florida  33014

Gerald Nathanson                                     -0-                 *
5770 Miami Lakes Drive
Miami Lakes, Florida 33014

Craig Kurlander                                   5,000                  *
5770 Miami Lakes Drive
Miami Lakes, Florida 33014

Franklin Resources, Inc.(9)                     460,730                 8.5%
777 Mariners Island Boulevard
San Mateo, California  94404

Dimensional Fund Advisors, Inc. (9)             427,837                 7.8%
1299 Ocean Avenue
Santa Monica, California 90401

Tweedy, Browne Company L.P.(9)                  199,985                 3.7%
52 Vanderbilt Avenue
New York, New York 10017

All Directors and officers as a group         1,926,862                32.5%
(10 persons)(10)

--------------------
  * Less than 1%.

(1) All shares are owned directly unless otherwise indicated. Does not include Common Stock vested under the Company's Tax Deferred Savings Plan.

(2) Based on 5,451,588 shares of Common Stock outstanding. Pursuant to the rules of the Securities and Exchange Commission (the "SEC"), certain shares of Common Stock which a person has the right to acquire within 60 days of the date hereof pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3) Includes 660,053 shares of Common Stock held by Ocean Reef, L.P. and 660,052 shares held by Ocean Reef Cayman I, Ltd. Ocean Reef Management, Inc. is the sole general partner of Ocean Reef, L.P. and has the right to vote the shares owned by Ocean Reef Cayman I, Ltd. pursuant to a management agreement. The 1,320,105 shares held by Ocean Reef, L.P. and Ocean Reef Cayman I, Ltd. are pledged as collateral for the promissory notes delivered in connection with the purchase of such shares. See "Recent Change in Control."

(4) Includes 660,053 shares of Common Stock held by Ocean Reef, L.P. and 660,052 shares held by Ocean Reef Cayman I, Ltd. Ocean Reef Management, Inc. is the sole general partner of Ocean Reef, L.P. and has the right to vote the shares owned by Ocean Reef Cayman I, Ltd. pursuant to a management agreement. Ilia Lekach is a principal shareholder of Ocean Reef Management, Inc. The 1,320,105 shares held by Ocean Reef, L.P. and Ocean Reef Cayman I, Ltd. are pledged as collateral for the promissory notes delivered in connection with the purchase of such shares. See "Recent Change in Control." Also included are 75,700 shares of Common Stock held by Pacific Investment Group, Inc., a Florida corporation engaged in various investment activities in which Ilia Lekach is the President, sole director and sole shareholder.

(5) Includes 660,053 shares of Common Stock held by Ocean Reef, L.P., and 660,052 shares held by Ocean Reef Cayman I, Ltd. Ocean Reef Management, Inc. is the sole general partner of Ocean Reef, L.P. and has the right to vote the shares owned by Ocean Reef Cayman I, Ltd. pursuant to a management agreement. Rachmil Lekach is the Chief Executive Officer of Ocean Reef Management, Inc. and a director of Ocean Reef Cayman I, Ltd. The 1,320,105 shares held by Ocean Reef, L.P. and Ocean Reef Cayman I, Ltd. are pledged as collateral for the promissory notes delivered in connection with the purchase of such shares. See "Recent Change in Control." Also included are 400,000 shares of Common Stock subject to presently exercisable stock options.

(6) Includes 660,053 shares of Common Stock held by Ocean Reef, L.P. and 660,052 shares held by Ocean Reef Cayman I, Ltd. Ocean Reef Management, Inc. is the sole general partner of Ocean Reef, L.P. and has the right to vote the shares owned by Ocean Reef Cayman I, Ltd. pursuant to a management agreement. Mr. Eidelstein is the President of Ocean Reef Management, Inc. and a director of Ocean Reef Cayman I, Ltd. The 1,320,105 shares held by Ocean Reef, L.P. and Ocean Reef Cayman I, Ltd. are pledged as collateral for the promissory notes delivered in connection with the purchase of such shares. See "Recent Change in Control."

(7) Includes 50,000 shares of Common Stock subject to presently exercisable options.

(8) Includes 8,000 shares of Common Stock subject to presently exercisable stock options.

(9)      Based upon most recent Schedule 13G filing.

(10) Includes 470,000 shares of Common Stock subject to presently exercisable stock options.

RECENT CHANGE IN CONTROL

         On August 9, 1996, two companies affiliated with Ocean Reef Management, Inc. ("Ocean Reef") purchased an aggregate of 1,320,105 shares of the Company's Class B Stock from certain members and affiliated entities of the Luria family, including Leonard Luria (the Chairman of the Board of the Company at the time of such purchase), Peter P. Luria (the President and Director of the Company), and Nancy Luria-Cohen (the Vice President - General Counsel and Secretary of the Company) (the "Change in Control"). Upon such purchase, the Class B Stock was converted into Common Stock in accordance with the Company's Articles of Incorporation. Rachmil Lekach, Ilia Lekach, and Joel Eidelstein who are current members of the Board, are affiliates of Ocean Reef. See "Security Ownership of Certain Beneficial Owners and Managers."

         The stock purchase was completed pursuant to the terms of a stock purchase agreement, dated as of July 15, 1996 (the "Purchase Agreement"). The Purchase Agreement provided for the purchase of the 1,320,105 shares of Class B Stock at a price of $6.00 per share, for an aggregate purchase price of $7,920,630, of which $5.0 million was paid to the sellers in cash and the remaining $2,920,630 was paid by delivery of promissory notes. The promissory notes mature in two years and bear interest at the rate of 8% per annum, with interest payable quarterly commencing on January 1, 1997. The promissory notes are secured by the shares purchased by Ocean Reef. The source of the $5.0 million paid by Ocean Reef was the working capital of the two purchasing entities, Ocean Reef, L.P. and Ocean Reef Cayman I, Ltd.

         As a result of this transaction, Ocean Reef, through its affiliates, is now the Company's largest shareholder, holding an aggregate of 24.2% of the Company's outstanding Common Stock, based on the number of shares of Common Stock outstanding on April 1, 1997. Ilia Lekach, Rachmil Lekach and Joel Eidelstein are affiliates of Ocean Reef and Erwin Zafir and Fred Fuhrmann are investors in Ocean Reef.

         Pursuant to the Company's Articles of Incorporation, once the number of shares of Class B Stock outstanding represents less than 12.5% of the aggregate number of outstanding shares of Class B Stock and Common Stock, the holders of Class B Stock no longer have the right to vote as a separate class for election of directors. As of April 15, 1997, only 670 shares of Class B Stock remain outstanding. Accordingly, the full Board will be elected by the holders of the Common Stock and the Class B Stock voting together as one class. Previously, the holders of the Class B Stock had the right to elect 75% of the directors.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The executive officers and Directors of the Company are as follows:

             NAME              AGE                POSITION
             ----              ---                --------

    Ilia Lekach.............    48       Chairman of the Board

    Rachmil Lekach..........    49       Chief Executive Officer, Treasurer and
                                            Director

    Peter P. Luria..........    45       President and Director

    Albert Friedman.........    24       Executive Vice President, Chief
                                            Financial Officer and Director

    Michael Winer...........    37       Executive Vice President - Operations
                                            and Finance

    Nancy Luria-Cohen.......    40       Vice President - General Counsel and
                                            Secretary

    Erwin Zafir.............    49       Vice Chairman of the Board

    Fred Fuhrmann...........    46       Director

    Joel Eidelstein.........    29       Director

    Harry Diven, Jr.........    72       Director


         ILIA LEKACH was appointed Chairman of the Board in February 1997 and was appointed a Director in August 1996. Mr. Lekach also serves as Chairman of the Board and Chief Executive Officer of Parlux Fragrances, Inc., a publicly traded manufacturer and global marketer of prestige fragrances and related beauty products ("Parlux"). Mr. Lekach served as a director of Parlux from February 1989 to present, Chairman of the Board from November 1990 to present and Chief Executive Officer from December 1993 to present. He served as Chairman of the Board and Chief Executive Officer of Perfumania, Inc., a publicly traded specialty retailer and wholesale distributor of a wide range of brand name and designer fragrances and related products ("Perfumania"), from its incorporation in 1988 to April 1994. Ilia Lekach is the brother of Rachmil Lekach.

         RACHMIL LEKACH was appointed Chief Executive Officer, Treasurer and Director in August 1996 and served as Chairman of the Board from August 1996 until February 1997. Mr. Lekach also serves as Chairman of the Board and Chief Executive Officer of Ocean Reef, a privately held company engaged in various investment activities. Ocean Reef is under the common control of Messrs. R. Lekach, I. Lekach and Eidelstein. From June 1994 to May 1996, Mr. Lekach was President of Parlux. He served as a director of Parlux from December 1993 to April 1996. From September 1990 to June 1994, Mr. Lekach was a director and held various executive positions with Perfumania, most recently as President of the retail division. Rachmil Lekach is the brother of Ilia Lekach.

         PETER P. LURIA has been employed by the Company since 1974 in various capacities at the store, merchandising and management levels. He was named President of the Company in 1989.

         ALBERT FRIEDMAN was appointed Executive Vice President, Chief Financial Officer and Director in February 1997. Mr. Friedman served as Assistant Chief Financial Officer of the Company from December 1996 to February 1997. Prior to joining the Company, Mr. Friedman was a financial analyst with Ocean Reef since June 1996. From 1994 to June 1996, he was Vice President of Art and Precision, Inc., a manufacturer of gold jewelry.

         MICHAEL L. WINER joined the Company and was appointed Executive Vice President - Operations and Finance in March 1997. Prior to joining the Company, Mr. Winer was the Chief Financial Officer and Controller of Cardiolife Corporation, a transtelephonic cardiac monitoring company, since 1996. From 1987 to 1996 Mr. Winer served in various capacities with Citicorp. Inc./Citibank N.A., a federal savings bank, including Vice President - Finance/Director of Business Planning and Analysis, Division Chief Financial Officer/Controller and Assistant Vice President.

         NANCY LURIA-COHEN, the sister of Peter Luria, has been employed by the Company since 1988 as General Counsel and became Vice President in 1991.

         ERWIN ZAFIR was appointed Vice Chairman of the Board in August 1996. Mr. Zafir has been President and Chief Executive Officer of Blue Spot, Inc., an importer and distributor of electronics and watches, from 1973 to present.

         FRED FUHRMANN was appointed a Director in August 1996. Mr. Fuhrmann has been the Managing Director of La Zahav, N.V., a jewelry wholesaler and distributor operating in the Caribbean and South America, from 1983 to present.

         JOEL EIDELSTEIN was appointed a Director in August 1996. Mr. Eidelstein is President and a director of Ocean Reef. From November 1990 to present, Mr. Eidelstein has served as Chief Executive Officer, President and a director of IFX Corp. (formerly known as Jack-Carl 312 Futures, Inc.), a publicly traded discount commodities brokerage firm ("IFX"). From January 1994 to June 1996, Mr. Eidelstein was Vice President of Index Futures Group, Inc., a subsidiary of IFX, and was responsible for trading operations in foreign currencies and Eurodollars. From June 1988 to December 1993, Mr. Eidelstein was engaged in commodities transactions for his own account. Mr. Eidelstein has been a member of the International Monetary Market of the Chicago Mercantile Exchange since 1988.

         HARRY J. DIVEN, JR. was appointed a Director in 1983. Mr. Diven has been a Certified Public Accountant, private investor and financial consultant since 1979.

CLASSIFIED BOARD

         The Board is divided into three classes. Generally each class is elected every third year. Directors who are voted into a class during the term of the class may serve less than a three year term. The Company is holding this Annual Meeting to elect Joel Eidelstein, Ilia Lekach and Albert Friedman as directors. The following table sets forth certain information with respect to each Director of the Company:

                  NAME                        CURRENT TERM EXPIRES
                  ----                        --------------------

           Erwin Zafir                        1999 Annual Meeting
           Fred Fuhrmann                      1999 Annual Meeting
           Albert Friedman                    1999 Annual Meeting
           Harry J. Diven, Jr.                1998 Annual Meeting
           Rachmil Lekach                     1998 Annual Meeting
           Peter P. Luria                     1998 Annual Meeting
           Joel Eidelstein                    1997 Annual Meeting
           Ilia Lekach                        1997 Annual Meeting


COMMITTEES

         The principal standing committees of the Board include the following:

         AUDIT COMMITTEE. The Audit Committee was established by the Board in March 1981 and is comprised of Messrs. Diven (Chairman), Zafir and Fuhrmann. The Audit Committee meets with management regarding the internal controls of the Company and the objectivity of its financial reporting. The Committee also meets with the Company's independent auditors and with appropriate Company financial personnel concerning these matters. Other functions of the Audit Committee include recommending to the Directors the appointment of the independent auditors and reviewing the Company's audited financial statements and the auditors' report thereon with the auditors and the Company's management. The Audit Committee met two times during fiscal 1997.

         COMPENSATION AND STOCK OPTION COMMITTEE. The Compensation and Stock Option Committee was established by the Board in June 1993 and combines the functions of the Committee and the Stock Option Committee, each of which was originally established in March 1981. The Compensation and Stock Option Committee is comprised of Erwin Zafir (Chairman) and Joel Eidelstein. The Compensation and Stock Option Committee's responsibilities consist of recommending, reviewing and approving the salary and fringe benefits policies of the Company, reviewing compensation policies for Directors and reviewing and approving the compensation of officers of the Company. The Compensation and Stock Option Committee also recommends and approves stock awards and option grants under the Company's employee benefit plans, including the Company's stock option plans. The Compensation and Stock Option Committee met one time during fiscal 1997. The Compensation and Stock Option Committee also took action by unanimous written consent during the year.

ADDITIONAL INFORMATION CONCERNING DIRECTORS

         Each Director who is neither an officer nor employee of the Company receives a fee of $5,000 per year. In addition, such Directors are reimbursed for attendance at meetings in an amount of $1,500 per meeting ($500 if attendance by telephone) and, if not held in connection with a meeting of the Board, $500 for attendance at committee meetings. The directors also are reimbursed for out-of-pocket expenses incurred by them in attending Board or committee meetings. Harry J. Diven, Jr. also received during fiscal 1997 an additional $1,000 per quarter as reimbursement for quarterly visits to the Company. Pursuant to the 1993 Directors' Stock Option Plan, non-employee directors are granted options to purchase 1,000 shares of Common Stock, after each annual meeting of the Company, provided that the Company recognized a net profit during the preceding fiscal year. Such options become fully exercisable on the first anniversary of the grant.

         The Board of the Company held a total of 11 meetings during fiscal 1997. The Board also took action by unanimous written consent during the year. Each Director attended at least 75% of the aggregate of the total number of meetings of the Board and of the committees on which they serve except for Fred Fuhrman who was appointed Director on August 9, 1996 and was unable to attend one Board meeting.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth compensation awarded to, earned by or paid to each of (i) the Company's Chief Executive Officer, (ii) one additional executive officer during fiscal 1997 other than the Chief Executive Officer who was serving as an executive officer at the end of fiscal 1997 and received compensation in excess of $100,000, and (iii) two additional executive officers who were not serving as executive officers at the end of fiscal 1997 and received compensation in excess of $100,000 (collectively, the Named Executive Officers). Information with respect to salary, bonus, other annual compensation, options and LTIP Payouts is included for the 1995, 1996 and 1997 fiscal years for the officers who were with the Company during those years. The Company has not granted any stock appreciation rights, nor paid compensation that would qualify as "All Other Compensation."

                           SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION                       LONG-TERM COMPENSATION
                                        --------------------------------------   -----------------------------------------
                                                                                              AWARDS       PAYOUTS
                                                                  OTHER ANNUAL   RESTRICTED   -----------------------------
                              FISCAL     SALARY        BONUS      COMPENSATION      STOCK        OPTIONS     LTIP PAYOUTS
NAME AND PRINCIPAL POSITION    YEAR        ($)         ($)(1)       ($)(2)       AWARD(S)($)       (#)           ($)
-------------------------------------------------------------------------------- ----------------------------------------

Rachmil Lekach(3)              1997      $109,615     $    --      $     --       $     --         400,000     $     --
Chief Executive Officer        1996            --          --            --             --              --           --
                               1995            --          --            --             --              --           --


Peter P. Luria                 1997      $251,905     $    --      $  2,398       $     --         100,000     $     --
President                      1996       301,930          --         4,254             --          50,000(4)        --
                               1995       300,000          --         4,443             --          50,000(4)        --


Gerald Nathanson(5)            1997      $178,846     $    --      $472,765(6)    $     --              --     $     --
Former Chief                   1996        23,077     200,000            --             --         400,000(7)        --
Executive Officer              1995            --          --            --             --              --           --


Craig Kurlander(8)             1997      $130,769     $    --       $61,538(9)    $     --                     $     --
Former Executive Vice          1996       196,154          --         5,000         22,500(10)      30,000(7)        --
President                      1995            --          --            --             --              --           --



(1)      Reflects bonus earned in the fiscal year.
(2) Represents the Company's matching contributions to the Tax Deferred Savings Plan in equivalent shares of Common Stock. Does not include the dollar value of personal benefits, such as the cost of automobiles and health insurance, the aggregate value of which for each named executive officer was less than 10% of such executive officer's salary and bonus.
(3)      Mr Rachmil Lekach's employment with the Company commenced in August
         1996.
(4) These options were cancelled in August 1996 at the time of the Change in Control. See "Compensation Committee Report on Executive Compensation."
(5) Mr. Nathanson's employment with the Company commenced in January 1996. Mr. Nathanson resigned from the Company in August 1996.
(6) Reflects payments in connection with Mr. Nathanson's resignation, $283,659 of which was paid in August 1996 and $189,106 of which was paid in December 1996.
(7) Pursuant to the terms of the Company's stock option plans, options terminate three months after termination of employment.
(8) Mr. Kurlander's employment with the Company commenced in February 1995. Mr. Kurlander resigned from the Company in September 1996.
(9)      Reflects payment in connection with Mr. Kurlander's resignation.
(10) Reflects the award of 5,000 shares of Common Stock under the Company's Stock Bonus Plan. The value of the 5,000 shares is based on the closing price of $4.50 of the Company's Common Stock on February 3, 1996. Pursuant to the terms of the Stock Bonus Plan, all of these shares vested upon the Change of Control.

OPTION GRANTS TABLE

         The following table sets forth certain information concerning grants of stock options made during fiscal 1997 to the Named Executive Officers pursuant to the Company's stock option plans.

                                       OPTION GRANTS DURING FISCAL 1997 (1)
                                                                                                      POTENTIAL
                                                                                                  REALIZABLE VALUE
                                                                                                     AT ASSUMED
                                                                                                     ANNUAL RATE
                                                                                                   OF STOCK PRICE
                     NUMBER OF SECURITIES                                                           APPRECIATION
                          UNDERLYING        % OF TOTAL OPTIONS                                   FOR OPTION TERM(4)
                       OPTIONS GRANTED     GRANTED TO EMPLOYEES   EXERCISE PRICE  EXPIRATION    --------------------
                            (#)              IN FISCAL 1997(2)       PER SHARE     DATE (3)       5%($)     10%($)
                     --------------------  --------------------   --------------  -----------   --------   ---------

Rachmil Lekach            400,000                 77.7%                $4.125      8/30/06     1,037,676   2,629,675

Peter P. Luria            100,000                 19.4%                $4.00        8/9/06       251,558     612,503

____________

(1)      No stock appreciation rights were granted.
(2) Does not include options granted during the fiscal year which expired prior to the end of the fiscal year.
(3)      Subject to the provisions of the Stock Option Plans.
(4) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. These numbers do not take into account provisions providing for termination of the option following termination of employment, nontransferability or vesting or the potential exercise of options and sale of the underlying shares prior to expiration of the term. The calculations are not intended to forecast possible future appreciation, if any, of the market price of the Common Stock.

AGGREGATED FISCAL YEAR-END OPTION VALUE TABLE

         The following table sets forth certain information concerning the exercise of stock options and unexercised stock options held by the Named Executive Officers as of the end of fiscal 1997. No stock appreciation rights have been granted or are outstanding.

              OPTION EXERCISES AND OPTION VALUES DURING FISCAL 1997
                        AND FISCAL YEAR-END OPTION VALUES


                                                                       NUMBER OF              VALUE OF UNEXERCISED
                                                                  UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS
                                                                        AT 1997                      AT 1997
                                                                    FISCAL YEAR END              FISCAL YEAR END
                          SHARES ACQUIRED                                 (#)                         ($)(1)
                            ON EXERCISE      VALUE REALIZED     -------------------------   -------------------------
NAME                            (#)               ($)           EXERCISABLE UNEXERCISABLE   EXERCISABLE UNEXERCISABLE
----                      --------------     --------------     ----------- -------------   ----------- -------------

Rachmil Lekach                  0              $0.00                   0      400,000           $0          $0

Peter P. Luria                  0               0.00              50,000       50,000            0           0

Gerald Nathanson                0               0.00                   0            0            0           0

Craig Kurlander                 0               0.00                   0            0            0           0


___________

(1) The closing price for the Company's Common Stock as reported by the New York Stock Exchange on February 1, 1997 was $2.50. All options shown on this table have an exercise price in excess of $2.50.

REPRICING OF OPTIONS

         The following table sets forth information with respect to certain options that have been granted in exchange for options previously granted. These are the only repriced options held by the Company's current or past executive officers during the last ten fiscal years. See "Compensation Committee Report on Executive Compensation."

                                                                                                  LENGTH OF
                                                                                                   ORIGINAL
                                                                                                 OPTION TERM
                                                     MARKET PRICE                                REMAINING AT
                                     NUMBER OF       OF STOCK AT    EXERCISE PRICE      NEW        DATE OF
                                      SECURITIES       TIME OF        AT TIME OF      EXERCISE   REPRICING OR
                                   UNDERLYING THE     REPRICING        AMENDMENT       PRICE      AMENDMENT
        NAME             DATE          OPTIONS           ($)              ($)           ($)         (YEARS)
-----------------------------------------------------------------------------------------------------------------

Peter P. Luria         8/9/96(1)      100,000            4              9.125            0           6.4(2)
   President and       8/9/96(1)       50,000            4              9.625            0           7.7(2)
   Director            8/9/96(1)       50,000            4              6.125            0           8.7(2)
                       8/9/96(3)      100,000            4              4.000            4          10.0

--------------
(1)  Date of cancellation.
(2) Represents length of original option term remaining at date of cancellation.
(3)  Date of grant.

EMPLOYMENT CONTRACTS

         Effective August 30, 1996, the Company entered into an employment agreement with Rachmil Lekach, with an initial term expiring December 31, 1999. The employment agreement provides for Mr. Lekach's employment as Chief Executive Officer and Chairman of the Board. Mr. Lekach resigned as Chairman of the Board in February 1997 and continues to serve as Chief Executive Officer of the Company. Under the employment agreement, Mr. Lekach receives a salary of $300,000 per year, plus discretionary bonuses if approved by the Board. Mr. Lekach was also granted options to purchase 400,000 shares of Common Stock, which vested on February 28, 1997. The employment agreement also provides that in the event of a change in control (as defined therein), Mr. Lekach will thereupon be entitled to a lump sum payment equal to the sum of (x) his base salary through the end of the initial term, and (y) a severance payment equal to $300,000. Mr. Lekach may also terminate his employment for Good Reason (as defined therein) and may then be entitled to receive his base salary and any accrued but unpaid bonus through the end of the initial term. The Board has approved the Company's 1997 Stock Plan whereby Rachmil Lekach may elect, at his option, to receive Common Stock in lieu of cash compensation. See "Proposal to Adopt the Company's 1997 Stock Plan."

         Effective August 9, 1996, the Company entered into an employment agreement with Peter P. Luria, with an initial term expiring August 9, 1998. The employment agreement provides for Mr. Luria's employment as President at a base salary of $250,000 per year, plus discretionary bonuses if approved by the Board. Mr. Luria was granted options to purchase 100,000 shares of Common Stock on the effective date of the agreement, 50,000 of which became immediately exercisable on the effective date and 50,000 of which will become exercisable on the one-year anniversary of the date of grant. The employment agreement also provides that in the event of a change in control (as defined therein), Mr. Luria may terminate his employment and will thereupon be entitled to a lump sum payment equal to the sum of (x) his base salary through the end of the initial term, and (y) a severance payment of $250,000. Mr. Luria may also terminate his employment for Good Reason (as defined therein) and may then be entitled to receive his base salary and any accrued but unpaid bonus through the end of the initial term.

         Effective January 2, 1996, the Company entered into an employment agreement with Gerald Nathanson, with an initial term expiring April 30, 1998. Effective August 30, 1996, Mr. Nathanson resigned as Chief Executive Officer of the Company and his employment agreement was terminated. In connection with his resignation, the Company agreed to pay to Mr. Nathanson a total payment of $472,765, $283,659 of which was paid to Mr. Nathanson in August 1996, and the remaining payment of $189,106 was paid in December 1996.

                      CERTAIN TRANSACTIONS WITH MANAGEMENT

         During fiscal 1997, the Company purchased approximately $2,686,000 of merchandise from Perfumania, Inc. and approximately $1,060,000 of merchandise from Parlux Fragrances, Inc., corporations in which Rachmil Lekach, Chief Executive Officer of the Company, and Ilia Lekach, Chairman of the Board of the Company, are affiliates. The Company believes that the amounts paid for the merchandise and the payment terms were at least as favorable to the Company as could be obtained from an unaffiliated vendor. The Company currently anticipates that such arrangements will continue for fiscal 1998.

         In November 1996, the Company purchased merchandise from IFX, a corporation in which Mr. Eidelstein, a Director of the Company, is an affiliate. IFX had purchased approximately $346,000 of merchandise from an unaffiliated third party vendor at a 6% discount for immediate payment and then sold the merchandise to the Company on net 60 day terms. The Company paid IFX $325,240 in January 1997. The Company believes that the amount paid for the merchandise and the payment terms were at least as favorable as could have been obtained from an unaffiliated third party vendor.

         During fiscal 1997, the Company paid basic rent of $89,405 for a store facility at 980 S.W. 1st Street, Miami, Florida, to a partnership in which Leonard Luria, a former Director of the Company, and the father of Peter Luria and Nancy Luria-Cohen, has a 60% interest. During fiscal 1997, the Company paid basic rent of $117,102 for a store facility located at 6411 Taft Street, Hollywood, Florida, to a partnership in which Gloria Luria, the wife of Leonard Luria, has a 70% interest. In addition, the Company is obligated to pay real estate taxes, assessments and other governmental charges and insurance in connection with the leased premises. The Company terminated these leases effective April 30, 1996. The Company believes that the rent charged under each lease described above was at a rate that is comparable to that paid under leases of similar properties in the same general location as the properties described and that the terms of each such lease were at least as favorable to the Company as could be obtained from an unaffiliated party.


                      COMPLIANCE WITH SECTION 16(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10 percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required during fiscal 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Michael Winer and Barry Gold each had one late filing, Rachmil Lekach failed to file two Forms and Ilia Lekach failed to file four Forms.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Company's compensation program for executive officers is administered by the Compensation and Stock Option Committee (the "Committee") of the Board, which is composed of Erwin Zafir and Joel Eidelstein, who are non-employee directors of the Company. Compensation of executive officers of the Company, other than the Chairman of the Board, the Chief Executive Officer and the President, is based upon recommendations made to the Committee by the Executive Committee. The Executive Committee currently consists of Rachmil Lekach, the Company's Chief Executive Officer, Fred Fuhrmann, a Director of the Company, and Peter P. Luria, the Company's President.

         The Committee focuses on (i) attracting and retaining key executive officers; (ii) individual and Company performance, both short-term and long-term; (iii) relating performance and responsibilities to compensation; and
(iv) providing incentives to management based upon performance. In reviewing Company performance, the Committee gives primary consideration to sales and earnings and evaluates strategic planning and the Company's progress in that regard. The Committee also takes into consideration external economic factors that affect results of operations. The Committee's analysis of the foregoing factors is by nature subjective. The Committee strives to maintain compensation within the market range.

         Salaries of executive officers are based primarily upon position with the Company, the person's responsibilities and importance to the Company, agreements with the Company, performance and external comparisons. The general philosophy of the Committee with respect to compensation of the executive officers is to offer competitive compensation programs designed to attract and retain key executives critical to the long-term success of the Company. This analysis is also subjective. An executive officer's prior salary and history with the Company is also taken into consideration.

         The Committee also relates a significant portion of executive officer compensation to long-term incentives in order to encourage long-term interests in the Company and to align the interest of the executives with that of other shareholders of the Company. The 1992 Stock Option Plan and the 1996 Stock Option Plan provide incentives to management through the award of stock options at the discretion of the Committee. Amendments to the Company's stock option plans are being submitted to the shareholders for approval at the Annual Meeting. The amount of options granted to any executive officer depends, to some extent, on position and salary level, individual performance, the executive's impact on the Company and the executive's perceived potential. Stock options that were granted in fiscal 1997 were granted to provide additional incentive for the future and as part of compensation packages for executive officers. In making the determination with respect to the size of these grants, the Committee primarily emphasized the perceived role of the individual in connection therewith or perceived future role in operations. Further emphasis was given to the individual's present or future role in strategic planning. The Committee also considered what amount of options would be necessary to provide adequate incentives to such executive officers in addition to or in lieu of cash compensation. As the Company continues to implement its strategic plans in fiscal 1998, the Committee anticipates that the grant of stock options will be a significant part of compensation packages offered to attract new employees and to reward current employees for past performance. In anticipation of such increased use of stock options, the Company is proposing that the number of shares available for grant under the Stock Option Plan be increased to 2,500,000. See "Proposal to Amend and Restate the Company's 1996 Stock Option Plan." All of these factors are subjective. See "Executive Compensation - Option Grants During the 1997 Fiscal Year."

         In August 1996, the Company entered into an employment agreement with Rachmil Lekach, the Company's Chief Executive Officer, which provides for a base salary of $300,000 per year. Rachmil Lekach was also granted stock options to purchase 400,000 shares of Common Stock in August 1996. These options were granted as an incentive for the future and as part of Rachmil Lekach's compensation package when he joined the Company. The Board has approved the Company's 1997 Stock Plan whereby Rachmil Lekach (and other executive officers of the Company) may elect, at the option of such executive officer, to receive Common Stock in lieu of cash compensation. Since January 27, 1997 through the date of this proxy statement, Rachmil Lekach has deferred receipt of any salary payments under his employment agreement. See "Proposal to Adopt the Company's 1997 Stock Plan."

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") imposes a $1,000,000 limit on the deductibility of certain compensation paid to the Chief Executive Officer and other named executive officers. Compensation paid to these officers in excess of $1,000,000 that is not performance-based cannot be claimed by the Company as a tax deduction.

         The Committee believes it is appropriate to take into account the $1,000,000 limit on the deductibility of executive compensation and to seek, to the greatest extent possible, to qualify executive compensation awards as performance-based compensation excluded from the $1,000,000 limit. None of the Named Executive Officers received compensation in fiscal 1997 that would exceed the $1,000,000 limit on deductibility under Section 162(m) of the Code. It is anticipated that any compensation paid to Named Executive Officers in future years that may exceed the $1,000,000 limitation will qualify for the performance-based exemption.

         It is the Committee's intention to continue to utilize performance-based compensation, which should minimize the effect of Section 162(m) of the Code on the Company. However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to maximize the return to shareholders.

         At the time of the Change in Control, the Company entered into an employment agreement with Peter Luria, the President of the Company. As part of the negotiations with respect to the employment agreement, the options previously issued to Mr. Luria were cancelled. New options to purchase 200,000 shares of Common Stock were granted to Mr. Luria as part of his compensation package. See "Repricing of Options' and "Employment Contracts."


                         ERWIN ZAFIR AND JOEL EIDELSTEIN

                                PERFORMANCE GRAPH

         The following graph shows the cumulative total shareholder return on the Company's Common Stock over the last five fiscal years as compared to the returns of the Standard & Poor's 500 Composite Index and the Standard & Poor's Retail Stores-Composite Index. The graph assumes $100 was invested on January 30, 1992 in the Company's Common Stock, the Standard & Poor's Composite Index and the Standard & Poor's Retail Stores - Composite Index, and assumes reinvestment of dividends.

                               [GRAPHIC OMITTED]

                                                           INDEXED RETURNS
                               ------------------------------------------------------------------
                                                            YEARS ENDING
                               ------------------------------------------------------------------
   COMPANY /INDEX               JAN 92     JAN 93     JAN 94      JAN 95       JAN 96    JAN 97
----------------------------    ------     ------     ------      ------       ------    --------

LURIA (L.) & SON INC.             100      152.73     200.00      101.82        63.64     36.36
S&P 500 INDEX                     100      110.58     124.82      125.48       174.00    219.83
RETAIL STORES COMPOSITE           100      119.36     115.04      106.53       114.87    137.12


                   PROPOSAL TO AMEND AND RESTATE THE COMPANY'S
                             1996 STOCK OPTION PLAN
                                (PROPOSAL NO. 2)

         The Company currently has in place three stock option plans (collectively, the "Current Plans"), one which provides for formula grants to Directors of the Company and two which provide for grants to employees and other key individuals of the Company. The Current Plans have previously been approved by the shareholders of the Company. The Committee proposes that the three plans be combined by amending and restating the Company's 1996 Stock Option Plan. The purposes for such amendment and restatement are (i) to increase the number of shares eligible for grant to 2,500,000, (ii) in response to certain changes made to Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended and (iii) to provide an overall limit as to the number of options that can be granted to any one optionee in accordance with Section 162(m) of the Code. The changes to Rule 16b-3 were announced by the Securities and Exchange Commission in May 1996, and became effective as of November 1, 1996. The changes to Rule 16b-3 are designed to simplify administration of stock option plans. Consistent with the changes to Rule 16b-3, the proposed amendment provides for the following: (i) providing that the Committee is comprised of Outside Directors rather than Non-Employee Directors, (ii) permitting the grant of options to Directors in addition to the formula grant provided in the Stock Option Plan,
(iii) permitting the transfer of Non-Qualified Stock Options with the prior written consent of the Committee or the Board (the "Board"), (iv) enabling the Board or the Committee to amend, suspend or terminate the Plan from time to time without shareholder approval; provided, however, that, any amendment to the Plan shall be subject to the approval of the Company's shareholders if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or to comply with Section 162(m) of the Code) or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or granted. Previously, the Stock Option Plan could not be amended without shareholder approval if the amendment would materially (a) increase the benefits accruing to participants under the Stock Option Plan, (b) increase the number of securities that may be issued under the Stock Option Plan, or (c) modify the requirements as to eligibility for participation in the Stock Option Plan. The material features of the Stock Option Plan, as amended by the amendments described above, are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the Stock Option Plan, attached hereto as Exhibit A. Unless the context otherwise requires, the "Stock Option Plan" refers to the Current Plans as amended.

GENERAL TERMS AND CONDITIONS

         The purpose of the Stock Option Plan is to advance the interest of the Company by providing additional incentives to attract and retain qualified and competent persons who are key to the Company, including key employees, officers, and directors and persons who provide consulting or other services as independent contractors to the Company and upon whose efforts and judgment the success of the Company and such entities is largely dependent, through the encouragement of stock ownership in the Company by such persons. In furtherance of this purpose, the Stock Option Plan authorizes (a) the granting of incentive or nonqualified stock options to purchase Common Stock to key employees, executive officers, and directors (whether or not employees) and persons who provide consulting or other services as independent contractors to the Company satisfying the description above, (b) the provision of loans for the purpose of financing the exercise of options and the amount of taxes payable in connection therewith, and (c) the use of already owned Common Stock as payment of the exercise price for options granted under the Stock Option Plan and other forms of cashless exercises of options. A total of 1,070,000 shares of Common Stock are currently reserved for issuance under the Current Plans. As of April 1, 1997, options to purchase 622,500 shares of Common Stock had been granted under the Current Plans. The Stock Option Plan also provides that each Non-Employee Director is permitted to receive options in addition to the options to purchase 1,000 shares of Common Stock after each annual meeting of the Company, provided that the Company recognizes a net profit during the preceding fiscal year. Such options become fully exercisable on the one-year anniversary date of the grant. The unexercised portion of any option granted to a Non-Employee Director becomes null and void three months after the date on which such Non-Employee Director ceases to be a director of the Company for any reason. The primary purpose for the grants to the Non-Employee Directors is to provide a means for such directors to increase their interest as shareholders of the Company, which serves to align the interest of such directors with other shareholders of the Company. As the Company continues to implement its strategic plans for fiscal 1998, the Company anticipates that the grant of stock options will be a significant part of compensation packages offered to attract new employees and to reward current employees for past performance. In anticipation of such increased use of stock options, the Board is proposing that the number of shares available for grant under the Stock Option Plans be increased to 2,500,000.

         The Committee, or the Board, if this proposal is approved by the shareholders at the Annual Meeting, has the power to determine the terms of options granted to employee directors and all other eligible participants, including the exercise price, the number of shares subject to the option and the exercisability thereof, except that the per share exercise price of incentive stock options and of formula grants of options to Non-Employee Directors cannot be less than the fair market value of the Common Stock on the date of grant. Each option is exercisable after the period or periods specified in the option agreement, but no option may be exercisable after the expiration of ten years from the date of grant. In general, options granted under the Stock Option Plan are not transferable other than by will or by the laws of descent and distribution, however, Non-Qualified Stock Option may be transferred with the prior written consent of the Committee or the Board and provided that the transfer does not violate the provisions of Rule 16b-3 of the Exchange Act. The Stock Option Plan also authorizes the Company to make loans to optionees to enable them to exercise their options. Such loans must (i) provide for recourse to the optionee, (ii) bear interest at a rate no less than the prime rate of interest of the Company's principal lender, and (iii) be secured by the shares of Common Stock purchased. The Committee or the Board has the authority to amend or terminate the Stock Option Plan, provided that no such action may impair the rights of the holder of any outstanding option without the written consent of such holder, and provided further that certain amendments of the Stock Option Plan are subject to shareholder approval. Unless terminated sooner, the Stock Option Plan will terminate on December 31, 2006.

       Subject to the provisions in any separate employment agreement with an optionee, the unexercised portion of any option granted to an employee under the Stock Option Plan shall automatically be terminated (a) three months after the date on which the optionee's employment is terminated for any reason other than
(i) Cause (as defined in the Stock Option Plan), (ii) mental or physical disability, or (iii) death; (b) immediately upon the termination of the optionee's employment for Cause; (c) one year after the date on which the optionee's employment is terminated by reason of mental or physical disability; or (d) (i) one year after the date on which the optionee's employment is terminated by reason of the death of the employee, or (ii) three months after the date on which the optionee shall die if such death shall occur during the one year period following the termination of the optionee's employment by reason of mental or physical disability.

         To prevent dilution of the rights of a holder of an option, the Stock Option Plan provides for adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options in the event of any subdivision or consolidation of shares, any stock dividend, recapitalization or other capital adjustment of the Company. Provisions governing the effect upon options of a merger, consolidation or other reorganization of the Company are also included in the Stock Option Plan.

FEDERAL INCOME TAX EFFECTS

         The Stock Option Plan is not qualified under the provisions of Section 401(a) of the Code, nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

         NONQUALIFIED STOCK OPTIONS. On exercise of a nonqualified stock option granted under the Stock Option Plan, an optionee (other than an officer or director of the Company) will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the option of the shares of Common Stock acquired on exercise over the exercise price. That income will be subject to the withholding of Federal income tax. The optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

         If an optionee pays for shares of Common Stock on exercise of an option by delivering shares of the Company's Common Stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee's tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee's tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee's tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

         The Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

         INCENTIVE STOCK OPTIONS. The Stock Option Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in section 422 of the Code to employees of the Company or its subsidiaries. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an incentive stock option. In addition, if the optionee holds a share received on exercise of an incentive stock option for at least two years from the date the option was granted and at least one year from the date the option was exercised (the "Required Holding Period"), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

         If, however, an optionee disposes of a share acquired on exercise of an incentive stock option before the end of the Required Holding Period (a "Disqualifying Disposition"), the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income the optionee recognizes will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

         An optionee who exercises an incentive stock option by delivering shares of Common Stock acquired previously pursuant to the exercise of an incentive stock option before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents "pyramiding" the exercise of an incentive stock option (that is, exercising an incentive stock option for one share and using that share, and others so acquired, to exercise successive incentive stock options) without the imposition of current income tax.

         For purposes of the alternative minimum tax, the amount by which the fair market value of a share of Common Stock acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an item of adjustment included in the optionee's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no item of adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the item of adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

         IMPORTANCE OF CONSULTING TAX ADVISER. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any optionee may depend on his or her particular situation, each optionee should consult his or her tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an option or the disposition of Common Stock acquired on exercise of an option.

OPTIONS GRANTED UNDER THE CURRENT PLANS

         As of April 1, 1997, nonqualified stock options to purchase an aggregate of (i) 614,500 shares of Common Stock had been granted to approximately 14 persons (including options that have been exercised, but excluding canceled options) and (ii) 8,000 shares of Common Stock granted to one non-employee director. The options were granted at exercise prices ranging from $4.00 to $11.75 per share (the fair market value of the Common Stock as of the dates of grant).

         The table below indicates, as of April 1, 1997, the aggregate number of options granted under the Current Plans since their inception to the persons and groups indicated.

                                                                  NUMBER OF
                                                                   OPTIONS
   OPTION GRANTEE                                                  GRANTED
------------------------------------------------------------  -----------------

Rachmil Lekach..............................................        400,000
   Chief Executive Officer
Peter P. Luria..............................................        100,000
   President
Gerald Nathanson............................................              0
   Former Chief Executive Officer
Craig Kurlander.............................................              0
   Former Executive Vice President
All current executive officers as
   a group (2 persons)......................................        500,000
All current directors who are not
   executive officers as a group
   (1 person)...............................................          8,000
All persons other than executive
   officers and directors
   (approximately 12 persons)...............................        114,500

--------------------
(1)      Excludes canceled options.

         The Committee believes that options granted under the Stock Option Plan have been and will be awarded primarily to those persons who possess a capacity to contribute significantly to the successful performance of the Company. Because persons to whom grants of options are to be made are to be determined from time to time by the Committee in its discretion, it is impossible at this time to indicate the precise number, name or positions of persons who will hereafter receive options or the number of shares for which options will be granted, except (i) to the extent already granted, and (ii) no one plan participant may be granted more than an aggregate number of 1,500,000 options under the Stock Option Plan.

VOTE REQUIRED AND RECOMMENDATION

         The Committee of the Board has approved the Stock Option Plan as amended in this Proposal No. 2 and is recommending approval by the shareholders because it believes that the amendment set forth hereinabove are in the Company's best interests.

         The affirmative vote of a majority of the votes of Common Stock and Class B Common Stock voting together as a class and present in person or by proxy at the Annual Meeting and entitled to vote will be required for approval of the proposal to amend the Stock Option Plan as set forth hereinabove.

         THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO AMEND AND RESTATE THE COMPANY'S 1996 STOCK OPTION PLAN.



                         PROPOSAL TO ADOPT THE COMPANY'S
                                 1997 STOCK PLAN
                                (PROPOSAL NO. 3)

         To assist the Company in implementing its strategic plans for fiscal 1998, the Board has approved the 1997 Stock Plan whereby the Company's executive officers (currently six persons) may elect, on a quarterly basis and at their option, to receive Common Stock in lieu of cash compensation. As of the date of this proxy statement, and subject to the approval by the shareholders at this Annual Meeting of the 1997 Stock Plan, only the Company's chief executive officer has elected to receive Common Stock in lieu of cash compensation. However, other executive officers, at their discretion, may elect to receive Common Stock in lieu of cash compensation at a future date. Shares of Common Stock issued to an executive officer in lieu of cash compensation will be governed by the terms and conditions of the 1997 Stock Plan. The material features of the 1997 Stock Plan are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the 1997 Stock Plan, attached hereto as Exhibit B.

GENERAL TERMS AND CONDITIONS

         If the executive officer elects to receive shares of Common Stock under the 1997 Stock Plan in lieu of cash compensation, such executive officer must submit a written election to that effect within five business days prior to the beginning of each quarterly period (or such other time as agreed to by the Board or the Committee in a fair and uniform manner). If such election is made by the executive officer, then the Company, within ten business days after the end of the quarterly period, shall instruct its transfer agent to issue a stock certificate to the executive officer, dated the last day of the applicable quarterly period, for a number of shares equal to the quotient obtained by dividing (x) the remainder of (A) the base salary or bonus otherwise payable to the executive officer during the quarterly period, minus (B) the Tax Bonus by (y) the Average Value of the Common Stock during such quarterly period. In addition to the issuance of the shares, and in consideration of the executive officer electing to receive shares in lieu of cash consideration for the quarterly period, the Company shall pay the executive officer, within ten business days of the end of the quarterly period, a cash bonus equal to the taxes due by the executive officer on such shares as determined at the highest marginal tax rate. As used herein, Average Value shall mean the average closing price of the Common Stock during the quarterly period in which the executive officer elected to receive Common Stock in lieu of cash compensation.

         A total of 300,000 shares of Common Stock are reserved for issuance under the 1997 Stock Plan. The shares may be issued either from the Company's authorized but unissued Common Stock or from the Company's issued but not outstanding Common Stock (treasury stock). The shares issued to the executive officer will be "restricted" shares and will not be registered under the Securities Act of 1933, as amended.

FEDERAL INCOME TAX EFFECTS

         GENERAL. The 1997 Stock Plan is not qualified under the provisions of
Section 401(a) of the Code, nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

         On receipt of the shares and the cash bonus by the executive officer, the executive officer will recognize ordinary income equal to (i) the fair market value of the Shares on the date of issuance of the shares of Common Stock and (ii) the cash bonus. That income will be subject to the withholding of Federal income tax. The executive officer's tax basis in those shares will be equal to their fair market value on the date of issuance, and his holding period for those shares will begin on that date.

         The Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the executive officer. The executive officer will have the option to make an election under
Section 83(b) of the Code to include in gross income the Average Value of the Shares of Common Stock on the date of grant.

         IMPORTANCE OF CONSULTING TAX ADVISER. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any executive officer may depend on his or her particular situation, each executive officer should consult his or her tax adviser as to the Federal, state, local and other tax consequences of the acquisition or the disposition of Common Stock acquired under the 1997 Stock Plan.

STOCK ISSUED UNDER THE 1997 STOCK PLAN

         As of April 1, 1997, no Common Stock had been issued under the 1997 Stock Plan. The number of shares of Common Stock that would be issued to the executive officers cannot be determined at this time because (i) participation in the 1997 Stock Plan is voluntary, and (ii) the number of shares of Common Stock to be issued is based upon the Average Value during the quarterly period, which will vary during the term of the 1997 Stock Plan.

VOTE REQUIRED AND RECOMMENDATION

         The Committee of the Board has approved the 1997 Stock Plan as amended in this Proposal No. 3 and is recommending approval by the shareholders because it believes that the 1997 Stock Plan is in the Company's best interests.

         The affirmative vote of a majority of the votes of Common Stock and Class B Common Stock voting together as a class and present in person or by proxy at the Annual Meeting and entitled to vote will be required for approval of the proposal to adopt the 1997 Stock Plan as set forth hereinabove.

         THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO ADOPT THE COMPANY'S 1997 STOCK PLAN.

                         RATIFICATION OF THE APPOINTMENT
                             OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 4)

         The Board of the Company has recommended the firm of Deloitte & Touche LLP as the independent auditors of the Company for the current fiscal year. Although the appointment of Deloitte & Touche LLP as the independent auditor of the Company does not require ratification by the Company's shareholders, the Board considers it appropriate to obtain such ratification. Accordingly, the vote of the Company's shareholders on this matter is advisory in nature and has no effect upon the Board's appointment of an independent auditor, and the Board may change the Company's auditor at any time without the approval or consent of the shareholders. The Board proposes and unanimously recommends that the shareholders ratify the selection of Deloitte & Touche LLP by adopting the following resolution:

            RESOLVED, that the appointment by the Board of this Company of Deloitte & Touche LLP as the independent auditors of this Company for the current fiscal year be, and such appointment hereby is, ratified, confirmed and approved.

         If the shareholders do not ratify the selection of Deloitte & Touche LLP by the affirmative vote of the holders of a plurality of votes cast by the shares of Common Stock and Class B Stock represented in person or by proxy at the meeting, and voting together as a class, the selection of another independent auditor will be considered by the Board.

         On December 11, 1995, the Company dismissed the accounting firm of KPMG Peat Marwick LLP independent accountants for the Company for the fiscal year ended February 3, 1996 and engaged the accounting firm of Deloitte & Touche LLP. The accountants' reports on the financial statements during the past two fiscal years preceding the dismissal of KPMG Peat Marwick LLP did not contain an adverse opinion or a disclaimer of option, audit scope or accounting principles. The decision to change accountants was recommended and approved by the Board. In connection with the audit for the most recent two fiscal years and the subsequent interim period preceding the dismissal of KPMG Peat Marwick LLP, there have been no disagreements with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statements disclosure, or accounting scope or procedure. In addition, no reportable events, as defined in item 304(a)(iv) or (v) of Regulation S-K of the Securities and Exchange Act, occurred during such period.

         Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate questions.

                             SHAREHOLDERS PROPOSALS

         Any proposal by a shareholder intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company no later than January 5, 1998, for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                                  OTHER MATTERS

         The Board knows of no other matters to be presented at the Annual Meeting. Should any unanticipated business properly come before the Annual Meeting, however, it is intended that the holders of proxies solicited hereby will vote thereon at their discretion.

         The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by mail, certain officers and employees of the Company may solicit proxies in person or by telephone without compensation. Brokers, banks and other custodians or fiduciaries holding shares in names of the nominees will be requested to forward copies of the proxy soliciting materials to the beneficial owners of the shares and the Company will reimburse them for expenses incurred in doing so. To assist the Company in obtaining proxies from such brokers, banks and other custodians or fiduciaries, the Company has engaged Corporate Investors Communications, Inc. for a fee of $5,000 plus out-of-pocket expenses.

         The above notice and proxy statement are sent by order of the Board.



                                              ILIA LEKACH
                                              Chairman of the Board

Miami Lakes, Florida
May 9, 1997

                                                                      EXHIBIT A

                     ---------------------------------------

                              L. LURIA & SON, INC.
                            1996 AMENDED AND RESTATED
                                STOCK OPTION PLAN

                     ---------------------------------------



         1. PURPOSE. The purpose of this Plan is to advance the interests of L. Luria & Son, Inc., a Florida corporation (the "Company"), and its Subsidiaries by providing an additional incentive to attract and retain qualified and competent persons who provide services to the Company and its Subsidiaries, and upon whose efforts and judgment the success of the Company and its Subsidiaries is largely dependent, through the encouragement of stock ownership in the Company by such persons.

         2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

             (a) "Board" shall mean the Board of Directors of the Company.

             (b) "Committee" shall mean the committee appointed by the Board pursuant to Section 13(a) hereof.

             (c) "Common Stock" shall mean the Company's Common Stock, par value $0.01 per share.

             (d) "Director" shall mean a member of the Board.

             (e) "Company" shall refer to L. Luria & Son, Inc., a Florida corporation.

             (f) "Fair Market Value" of a Share on any date of reference shall mean the

"Closing Price" (as defined below) of the Common Stock on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the last reported sale price of Common Stock on such system or, if sales prices are not reported, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, as reported in any newspaper of general circulation or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days. If neither (i), (ii), or (iii) above is applicable, then Fair Market Value shall be determined in good faith by the Committee or the Board in a fair and uniform manner.

             (g) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Internal Revenue Code.

             (h) "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

             (i) "Non-Employee Director" shall mean a member of the Board who is not an employee of the Company or of a Subsidiary.

             (j) "Non-Qualified Stock Option" shall mean an Option which is not an Incentive Stock Option.

             (k) "Officer" shall mean the Company's Chairman of the Board, President, Chief Executive Officer, principal financial officer, principal accounting officer, any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phrase "policy-making function" does not include policy-making functions that are not significant. If pursuant to Item 401(b) of Regulation S-K (17 C.F.R. ss. 229.401(b)) the Company identifies a person as an "executive officer," the person so identified shall be deemed an "Officer" even though such person may not otherwise be an "Officer" pursuant to the foregoing provisions of this paragraph.

             (l) "Option" (when capitalized) shall mean any option granted under this Plan.

             (m) "Optionee" shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

             (n) "Outside Director" shall mean a member of the Board who qualifies as an "outside director" under Section 162(m) of the Internal Revenue Code and the regulations thereunder and as a "Non-Employee Director" under Rule 16b-3 promulgated under the Securities Exchange Act.

             (o) "Plan" shall mean this Amended and Restated 1996 Stock Option Plan for the Company.

             (p) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

             (q) "Share" shall mean a share of Common Stock.

             (r) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         3. SHARES AVAILABLE FOR OPTION GRANTS. The Committee or the Board may grant to Optionees from time to time Options to purchase an aggregate of up to two million seven hundred fifty thousand 2,500,000 Shares from the Company's authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be cancelled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares.

         4. INCENTIVE AND NON-QUALIFIED OPTIONS.

             (a) An Option granted hereunder shall be either an Incentive Stock Option or a Non-Qualified Stock Option as determined by the Committee or the Board at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or a Non-Qualified Stock Option. All Incentive Stock Options shall be granted within 10 years from the effective date of this Plan. Incentive Stock Options may not be granted to any person who is not an employee of the Company or any Subsidiary.

             (b) Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Section 422(b) of the Internal Revenue Code are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its parent and subsidiary corporations as defined in Section 424 of the Internal Revenue Code), exceeds $100,000.

         5. CONDITIONS FOR GRANT OF OPTIONS.

             (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee or the Board, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be (i) those persons selected by the Committee from the class of all regular employees of , or persons who provide consulting or other services as independent contractors to, the Company or its Subsidiaries, including Directors and Officers who are regular employees, and (ii) Directors who are not employees of the Company or of any Subsidiaries. Any person who files with the Committee or the Board, in a form satisfactory to the Committee or the Board, a written waiver of eligibility to receive any

Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

             (b) In granting Options, the Committee or the Board shall take into consideration the contribution the person has made to the success of the Company or its Subsidiaries and such other factors as the Committee or the Board shall determine. The Committee or the Board shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee or the Board may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) relating an Option to the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

             (c) The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or continuance of employment by the Company or its Subsidiaries.

             (d) Notwithstanding any other provision of this Plan, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Internal Revenue Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary corporation [as defined in Section 424 of the Internal Revenue Code] at the date of grant) unless the option price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

             (e) Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, the aggregate number of Options granted to any one Optionee may not exceed 1,500,000, subject to adjustment as provided in Section 10 hereof.

         6. OPTION PRICE. The option price per Share of any Option shall be any price determined by the Committee or the Board but shall not be less than the par value per Share; provided, however, that in no event shall the option price per Share of any Incentive Stock Option or any Option granted pursuant to paragraph (a) of Section 14 of this Plan be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

         7. EXERCISE OF OPTIONS. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee or the Board in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company or Subsidiary employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Committee or the Board in any Option, and subject to such guidelines as the Committee or the Board may establish, the option price of any Shares purchased shall be paid (1) in cash,
(2) by certified or official bank check, (3) by money order, (4) with Shares,
(5) by the withholding of Shares issuable upon exercise of the Option or by any other form of cashless exercise procedure approved by the Committee or the Board , or (6) in such other consideration as the Committee or the Board deems appropriate, or by a combination of the above. The Committee or the Board in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, or through the withholding of Shares issuable upon exercise of the Option, the value of the Shares surrendered or withheld shall be their Fair Market Value on the date the Option is exercised. The Company in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Optionee attributable to such exercise. If the exercise price is paid in whole or part with Optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at the prime rate of the Company's principal lender, and (iv) contain such other terms as the Board in its sole discretion shall reasonably require. No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

         8. EXERCISABILITY OF OPTIONS. Any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee or the Board shall provide in such Option, except as otherwise provided in this Section 8.

             (a) The expiration date of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date on which the Option is granted.

             (b) Unless otherwise provided in any Option, each outstanding Option shall become immediately fully exercisable in the event of a "Change in Control" or in the event that the Committee or the Board exercises its discretion to provide a cancellation notice with respect to the Option pursuant to Section 9(b) hereof. For this purpose, the term "Change in Control" shall mean the approval by the shareholders of the Company of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned).

             (c) The Committee or the Board may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

         9. TERMINATION OF OPTION PERIOD.

             (a) The unexercised portion of any Option other than an Option granted pursuant to Section 14 hereof shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                       (i) three months after the date on which the Optionee's employment is terminated or, in the case of a Non-Qualified Stock Option, and unless the Committee or the Board shall otherwise determine in writing in its sole discretion, the date on which the Optionee's employment is terminated, in either case for any reason other than by reason of (A) Cause, which, solely for purposes of this Plan, shall mean the termination of the Optionee's employment by reason of the Optionee's willful misconduct or gross negligence, (B) a mental or physical disability (within the meaning of Internal Revenue Code Section 22(e)) as determined by a medical doctor satisfactory to the Committee, or (C) death;

                       (ii) immediately upon the termination of the Optionee's employment for Cause;

                       (iii) twelve months after the date on which the Optionee's employment is terminated by reason of a mental or physical disability (within the meaning of Internal Revenue Code Section 22(e)) as determined by a medical doctor satisfactory to the Committee or the Board;

                       (iv) (A) twelve months after the date of termination of the Optionee's employment by reason of death of the Optionee, or (B) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Subsection 9(a)(iii) hereof.

All references herein to the termination of the Optionee's employment shall, in the case of a Optionee who is not an employee of the Company or a Subsidiary, refer to the termination of the Optionee's service with the Company.

             (b) The Committee or the Board in its sole discretion may by giving written notice ("cancellation notice") cancel, effective upon the date of the consummation of any corporate transaction described in Subsections 8(b)(i) hereof or of any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

         10.  ADJUSTMENT OF SHARES.

             (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

                       (i) appropriate adjustment shall be made in the maximum number of Shares available for grant under the Plan, or available for grant to any person under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                       (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

             (b) Unless otherwise provided in any Option, the Committee or the Board may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's or Board's sole discretion, such adjustments become appropriate so as to preserve but not increase benefits under the Plan.

             (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made to, the number of or exercise price for Shares then subject to outstanding Options granted under the Plan.

             (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         11. TRANSFERABILITY OF OPTIONS AND SHARES.

             (a) No Incentive Stock Option, and unless the prior written consent of the Committee or the Board is obtained and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Securities Exchange Act no Non-Qualified Stock Option, shall be subject to alienation, assignment, pledge, charge or other transfer other than by the Optionee by will or the laws of descent and distribution, and any attempt to make any such prohibited transfer shall be void. Each Option shall be exercisable during the Optionee's lifetime only by the Optionee, or in the case of a Non-Qualified Stock Option that has been assigned or transferred with the prior written consent of the Committee or the Board, only by the permitted assignee.

             (b) Unless the prior written consent of the Committee or the Board is obtained and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Securities Exchange Act, no Shares acquired by an Officer or Director pursuant to the exercise of an Option may be sold, assigned, pledged or otherwise transferred prior to the expiration of the six-month period following the date on which the Option was granted.

         12. ISSUANCE OF SHARES.

             (a) Notwithstanding any other provision of this Plan, the Company shall not be obligated to issue any Shares unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities, and may require any stock so issued to bear a legend, may give its transfer agent instructions, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

             (b) As a condition to any sale or issuance of Shares upon exercise of any Option, the Committee or the Board may require such agreements or undertakings as the Committee or the Board may deem necessary or advisable to facilitate compliance with any applicable law or regulation including, but not limited to, the following:

                       (i) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                       (ii) a representation, warranty and/or agreement to be bound by any legends endorsed upon the certificate(s) for such Shares that are, in the opinion of the Committee or the Board, necessary or appropriate to facilitate compliance with the provisions of any securities laws deemed by the Committee or the Board to be applicable to the issuance and transfer of such Shares.

         13. ADMINISTRATION OF THE PLAN.

             (a) The Plan shall be administered by a committee appointed by the Board (the "Committee") which shall be composed of two or more Directors all of whom shall be Outside Directors. The membership of the Committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3 promulgated under the Securities Exchange Act and Section 162(m) of the Internal Revenue Code. The Committee shall serve at the pleasure of the Board and shall have the powers designated herein and such other powers as the Board may from time to time confer upon it.

             (b) The Board may grant Options pursuant to this Plan to Directors who are not employees of the Company or any Subsidiary and/or other persons to whom Options may be granted under Section 5(a) hereof.

             (c) The Committee or the Board, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The determinations by the Committee or the Board, and the interpretation and construction of any provision of the Plan or any Option by the Committee or the Board, shall be final and conclusive.

             (d) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

         14. GRANTS TO NON-EMPLOYEE DIRECTORS.

             (a) Each Non-Employee Director that is not affiliated with any beneficial owner of more than 10% of the Company's Common Stock shall be granted Options to purchase 1,000 shares of Common Stock, after each annual meeting of the Company, provided that the Company recognizes a net profit during the preceding fiscal year. Such options will become fully exercisable on the first anniversary of its grant. The per share exercise price of all Options granted to Non-Employee Directors pursuant to this Section 14(a) will be equal to the Fair Market Value of the Shares underlying such Option on the date the Option was granted. The unexercised portion of any Options granted pursuant to this Section 14(a) shall become null and void three months after the date on which such Non-Employee Director ceases to be a Director for any reason.

             (b) In addition to Option granted to Non-Employee Directors pursuant to Section 14(a), the Board may grant Options to Non-Employee Directors pursuant to Section 5, subject to the provisions of the Plan generally applicable to Options granted pursuant to Section 5.

         15. WITHHOLDING OR DEDUCTION FOR TAXES. If at any time specified herein for the making of any issuance or delivery of any Option or Common Stock to any Optionee or beneficiary, any law or regulation of any governmental authority having jurisdiction in the premises shall require the Company to withhold, or to make any deduction for, any taxes or take any other action in connection with the issuance or delivery then to be made, such issuance or delivery shall be deferred until such withholding or deduction shall have been provided for by the Optionee or beneficiary, or other appropriate action shall have been taken.

         16. INTERPRETATION.

             (a) As it is the intent of the Company that the Plan comply in all respects with Rule 16b-3 promulgated under the Securities Exchange Act ("Rule 16b-3"), any ambiguities or inconsistencies in construction of the Plan shall be interpreted to give effect to such intention, and if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3. The Committee or the Board may from time to time adopt rules and regulations under, and amend, the Plan in furtherance of the intent of the foregoing.

             (b) The Plan shall be administered and interpreted so that all Incentive Stock Options granted under the Plan will qualify as Incentive Stock Options under section 422 of the Internal Revenue Code. If any provision of the Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

             (c) This Plan shall be governed by the laws of the State of Florida.

             (d) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

             (e) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

         17. AMENDMENT AND DISCONTINUATION OF THE PLAN. The Committee or the Board may from time to time amend, suspend or terminate the Plan or any Option; provided, however, that, any amendment to the Plan shall be subject to the approval of the Company's shareholders if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or to comply with Section 162(m) of the Internal Revenue Code) or the rules of any Stock exchange or automated quotation system on which the Common Stock may then be listed or granted. Except to the extent provided in Sections 9 and 10 hereof, no amendment, suspension or termination of the Plan or any Option issued hereunder shall substantially impair the rights or benefits of any Optionee pursuant to any Option previously granted without the consent of the Optionee.

         18. EFFECTIVE DATE AND TERMINATION DATE. The effective date of the Plan is the date on which the Board adopts this Plan, and the Plan shall terminate on December 31, 2006.

                                                                      EXHIBIT B

                     ---------------------------------------

                              L. LURIA & SON, INC.
                                 1997 STOCK PLAN

                     ---------------------------------------


         1. PURPOSE. The purpose of this Plan is to provide a mechanism for the Officers of L. Luria & Son, Inc., a Florida corporation (the "Company"), and its Subsidiaries to receive, at the discretion of such Officer, Shares of the Company's Common Stock in lieu of salary or bonus payments otherwise payable by the Company to the Officer.

         2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

             (a) "Board" shall mean the Board of Directors of the Company.

             (b) "Committee" shall mean the committee appointed by the Board pursuant to Section 8(a) hereof.

             (c) "Common Stock" shall mean the Company's Common Stock, par value $0.01 per share.

             (d) "Company" shall refer to L. Luria & Son, Inc., a Florida corporation.

             (e) "Director" shall mean a member of the Board.

             (f) "Average Value" shall mean (unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner) the quotient obtained by dividing (x) the "Closing Price" (as defined below) of the Common Stock during each business day of the Quarterly Period by (y) the number of business days in the Quarterly Period. For the purpose of determining Average Value, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the last reported sale price of Common Stock on such system or, if sales prices are not reported, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, as reported in any newspaper of general circulation or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days. If neither (i), (ii), or (iii) above is applicable, then Average Value shall be determined in good faith by the Committee or the Board in a fair and uniform manner.

             (g) "Officer" shall mean the Company's Chairman of the Board, President, Chief Executive Officer, principal financial officer, principal accounting officer, any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phrase "policy-making function" does not include policy-making functions that are not significant. If pursuant to Item 401(b) of Regulation S-K (17 C.F.R. ss. 229.401(b)) the Company identifies a person as an "executive officer," the person so identified shall be deemed an "Officer" even though such person may not otherwise be an "Officer" pursuant to the foregoing provisions of this paragraph.

             (h) "Plan" shall mean this 1997 Stock Plan for the Company.

             (i) "Quarterly Period" shall mean each of the four quarterly periods ending on March 31, June 30, September 30 and December 31 of each year that the Plan is in effect.

             (j) "Share" shall mean a share of Common Stock.

             (k) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

             (l) "Tax Bonus" shall mean an amount as determined in a fair and reasonable manner by the Board or the Committee, sufficient to cover federal and state tax income requirements of the Officer on the Shares (but not on the Tax Bonus) issued to the Officer under this Plan as determined at the highest marginal tax rate.

         3. SHARES AVAILABLE UNDER PLAN. A total of 300,000 Shares are reserved for issuance under the Plan. The Shares may be issued either from the Company's authorized but unissued Common Stock or from the Company's issued but not outstanding Common Stock (treasury stock).

         4. CONDITIONS FOR GRANT OF SHARES. If the Officer elects to receive Shares under the Plan, such Officer must submit a written election to that effect within five business days prior to the beginning of each Quarterly Period (or such other time as agreed to by the Board or the Committee in a fair and uniform manner). If such election is made by the Officer, then the Company, within ten business days after the end of the Quarterly Period, shall instruct its transfer agent to issue a stock certificate to the Officer, dated the last day of the applicable Quarterly Period, for a number of Shares equal to the quotient obtained by dividing (x) the remainder of (A) the base salary or bonus otherwise payable to the Officer during the Quarterly Period, minus (B) the Tax Bonus by (y) the Average Value of the Common Stock during such Quarterly Period. In addition to the issuance of the Shares, and in consideration of the Officer electing to receive Shares in lieu of cash consideration for the Quarterly Period, the Company shall pay the Officer, within ten business days after the end of the Quarterly Period, the Tax Bonus. The issuance of the Shares and the payment of the Tax Bonus shall be subject to applicable Federal and State tax withholding requirements. No Officer shall be deemed to be a holder of any Shares unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 6 hereof.

         5. TERMINATION OF EMPLOYMENT. In the event the Officer's employment with the Company is terminated during any Quarterly Period for which an election to receive Shares has been made, then the number of Shares to be issued to the Officer and the calculation of the Average Value and Tax Bonus shall be adjusted and prorated accordingly for the period of time that the Officer was employed by the Company during the Quarterly Period.

         6. ADJUSTMENT OF SHARES. If during a Quarterly Period, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

                       (i) appropriate adjustment shall be made in the maximum number of Shares available for grant under the Plan, or available for grant to any person under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to this Plan; and

                       (ii) appropriate adjustment shall be made in the number of Shares and the Average Price so that the same percentage of the Company's issued and outstanding Shares shall remain subject to issuance at the same aggregate price.

         7. ISSUANCE OF SHARES.

             (a) Notwithstanding any other provision of this Plan, the Company shall not be obligated to issue any Shares unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities, and may require any stock so issued to bear a legend, may give its transfer agent instructions, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

             (b) As a condition to the issuance of Shares, the Committee or the Board may require such agreements or undertakings as the Committee or the Board may deem necessary or advisable to facilitate compliance with any applicable law or regulation including, but not limited to, the following:

                       (i) a representation and warranty by the Officer to the Company, that the Officer is acquiring the Shares to be issued to the Officer for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                       (ii) a representation, warranty and/or agreement to be bound by any legends endorsed upon the certificate(s) for such Shares that are, in the opinion of the Committee or the Board, necessary or appropriate to facilitate compliance with the provisions of any securities laws deemed by the Committee or the Board to be applicable to the issuance and transfer of such Shares.

         8. ADMINISTRATION OF THE PLAN.

             (a) The Plan shall be administered by the Board or a committee appointed by the Board (the "Committee"). The Committee shall serve at the pleasure of the Board and shall have the powers designated herein and such other powers as the Board may from time to time confer upon it.

             (b) The Committee or the Board, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The determinations by the Committee or the Board, and the interpretation and construction of any provision of the Plan by the Committee or the Board, shall be final and conclusive.

             (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

         9. SECTION 83(b) ELECTION. Under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), the excess of the fair market value of the Shares received by an Officer on the date any forfeiture restrictions applicable to such Shares lapse over the Average Value of the Shares may be reportable as ordinary income at that time. For this purpose, the term "forfeiture restrictions" include the six month holding period pursuant to Rule 16-b of the Securities Exchange Act of 1934. An Officer may elect, however, to be taxed at the time the Shares are granted hereunder, rather than when and as such Shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the date of the grant. The failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by such Officer as the forfeiture restrictions lapse. At the time the Company delivers the Shares, should the Officer decide to make an election under Section 83(b), the Officer will provide a copy of the election to the Company. IT SHALL BE THE SOLE RESPONSIBILITY OF THE OFFICER, AND NOT THAT OF THE CORPORATION, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF THE OFFICER REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

         10. WITHHOLDING OR DEDUCTION FOR TAXES. If at any time specified herein for the making of any issuance or delivery of any Shares or at the time any "forfeiture restrictions," as defined in

Section 10 hereof, lapse, or at the time of payment of any Tax Bonus to any Officer or beneficiary, any law or regulation of any governmental authority having jurisdiction in the premises shall require the Company to withhold, or to make any deduction for, any taxes, then the Company shall defer any other action in connection with the issuance, delivery or payment until such withholding or deduction shall have been provided for by the Officer or beneficiary, or other appropriate action shall have been taken. The Company shall be entitled to withhold from any Tax Bonus the amount of any such withholding or deduction. In the event that the Officer has not made a Section 83(b) election as described in
Section 9 hereof, with respect to any Shares that are subject to "forfeiture restrictions" as defined in Section 9 hereof, then payment of the Tax Bonus shall be deferred until the "forfeiture restrictions" shall lapse, and the Officer shall pay to the Company or otherwise make arrangements satisfactory to the Company regarding such payment, any amount that the Company is required to withhold for any taxes as a result of the lapse of such "forfeiture restrictions. The Company to the extent permitted by law shall have the right to deduct from any payment of any kind otherwise due to the Officer any federal, state, or local taxes of any kind required by law to be withheld or deducted with respect to any Shares disbursed under the Plan to, or any Tax Bonuses payable under the Plan to, the Officer.

         11. MISCELLANEOUS.

             (a) This Plan shall be governed by the laws of the State of Florida.

             (b) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

             (c) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

         12. AMENDMENT AND DISCONTINUATION OF THE PLAN. The Committee or the Board may from time to time amend, suspend or terminate the Plan; provided, however, that, any amendment to the Plan shall be subject to the approval of the Company's shareholders if such shareholder approval is required by any federal or state law or regulation or the rules of any Stock exchange or automated quotation system on which the Common Stock may then be listed or granted.

         13. EFFECTIVE DATE AND TERMINATION DATE. The effective date of the Plan is the date on which the Board adopts this Plan, and the Plan shall terminate five years from such effective date.

                              COMMON STOCK PROXY
                             L. LURIA & SON, INC.
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned, a holder of shares of Common Stock of L. LURIA & SON, INC., a Florida corporation (the "Company"), hereby appoints ILIA LEKACH and ALBERT FRIEDMAN, and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of the Company held of record by the undersigned at the close of business on April 15, 1997 at the Annual meeting of Shareholders of the Company to be held at the Australian Open Room, Don Shula's Hotel, Main Street, Miami Lakes, Florida 33014, on June 5, 1997 at 9:00 a.m., local time, and at any adjournments thereof.

     The shares of Common Stock represented by this Proxy will be voted in the manner directed herein by the undersigned shareholder, who shall be entitled to one vote for each share of Common Stock held. If no direction is made, this proxy will be voted for each item listed below.

     The Board of Directors unanimously recommends a vote FOR each proposal.

1.  ELECTION OF DIRECTORS   Joel Eidelstein   Ilia Lekach   Albert Friedman

     [ ] VOTE FOR all nominees listed above except authority to vote withheld from the following nominees (if any).

     [ ] AUTHORITY TO VOTE WITHHELD
         from all nominees.

2.  Proposal to amend and restate the Company's 1996 Stock Option Plan.
    [ ] VOTE FOR  [ ] VOTE AGAINST [ ] ABSTAIN

3.  Proposal to adopt the Company's 1997 Stock Plan.
    [ ] VOTE FOR  [ ] VOTE AGAINST [ ] ABSTAIN

4. Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the current fiscal year.

5. Proposal to transct such other business as may properly come before the meeting or any adjournment.

                               (SEE REVERSE SIDE)

                          (CONTINUED FROM OTHER SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE PROPOSALS.

     The undersigned hereby acknowledges receipt of (i) the Notice of Annual Meeting for the 1997 Annual Meeting, (2) the Proxy Statement, and (3) the 1997 Annual Report to Shareholders.

               Date: ____________________________________________________, 1997

               ________________________________________________________________
               (Signature)

               ________________________________________________________________
               (Signature if held jointly)

               IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you now plan to attend the meeting. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

              PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY
                          USING THE ENVELOPE PROVIDED.
              NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.

                              CLASS B STOCK PROXY
                             L. LURIA & SON, INC.
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned, a holder of shares of Class B Stock of L. LURIA & SON, INC., a Florida corporation (the "Company"), hereby appoints ILIA LEKACH and ALBERT FRIEDMAN, and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Class B Stock of the Company held of record by the undersigned at the close of business on April 15, 1997 at the Annual meeting of Shareholders of the Company to be held at the Australian Open Room, Don Shula's Hotel, Main Street, Miami Lakes, Florida 33014, on June 5, 1997 at 9:00 a.m., local time, and at any adjournments thereof.

     The shares of Class B Stock represented by this Proxy will be voted in the manner directed herein by the undersigned shareholder. Except with regard to voting on the ratification of the election of Directors, where holders of Common Stock and Class B Stock vote together and are entitled to one vote for each share held, holders of Class B Stock will be entitled to ten votes on all other matters presented at the meeting. If no direction is made, this Proxy will be voted for each item listed below.

     The Board of Directors unanimously recommends a vote FOR each proposal.

1.  ELECTION OF DIRECTORS   Joel Eidelstein   Ilia Lekach   Albert Friedman

    [ ] VOTE FOR all nominees listed above except authority to vote withheld from the following nominees (if any).

    [ ] AUTHORITY TO VOTE WITHHELD
        from all nominees.

2.  Proposal to amend and restate the Company's 1996 Stock Option Plan.
    [ ] VOTE FOR  [ ] VOTE AGAINST [ ] ABSTAIN

3.  Proposal to adopt the Company's 1997 Stock Plan.
    [ ] VOTE FOR  [ ] VOTE AGAINST [ ] ABSTAIN

4. Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the current fiscal year.

5. Proposal to transct such other business as may properly come before the meeting or any adjournment.

                               (SEE REVERSE SIDE)

                          (CONTINUED FROM OTHER SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE PROPOSALS.

     The undersigned hereby acknowledges receipt of (i) the Notice of Annual Meeting for the 1997 Annual Meeting, (2) the Proxy Statement, and (3) the 1997 Annual Report to Shareholders.

               Date: ____________________________________________________, 1997

               ________________________________________________________________
               (Signature)

               ________________________________________________________________
               (Signature if held jointly)

               IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you now plan to attend the meeting. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

              PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY
                          USING THE ENVELOPE PROVIDED.
              NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.